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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2005, relating to the financial statements and financial statement schedule of Worldspan, L.P. as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the six-month period ended December 31, 2003 and of our report dated March 28, 2005, relating to the financial statements and financial statement schedule of Worldspan, L.P. for the six-month period ended June 30, 2003 and the year ended December 31, 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
July 8, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM